Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

MoneyHero Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid		Primary Offering

	Equity	Ordinary shares issuable on exercise of warrants(2)	Rule 457(g)	26,282,971	$ 11.50(3)	$302,254,166.50	0.00014760	$44,612.71

		Secondary Offering

	Equity	Ordinary shares(5)	Rule 457(c)	34,871,996	$ 1.33(4)	$46,379,754.68	0.00014760	$6,845.65

	Equity	Warrants to purchase ordinary shares(6)	Rule 457(g)	8,116,602	—	—	—	—

	Equity	Ordinary shares issuable on exercise of warrants(7)	Rule 457(c)	8,116,602	$ 1.33(4)	$10,795,080.66	0.00014760	$1,593.35

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$359,429,001.84		$53,051.72

	Total Fees Previously Paid							$32,772.39

	Total Fee Offsets							$23,538.84

	Net Fee Due							—

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents 26,282,971 PubCo Class A Ordinary Shares, as defined in the registration statement to which this exhibit forms a part (the “Registration Statement”), of MoneyHero Limited (the “Company”) issuable upon exercise of 19,833,035 PubCo Public Warrants (as defined in the Registration Statement) and 6,449,936 PubCo Sponsor Warrants (as defined in the Registration Statement).

(3)	Represents the exercise price of the warrants.
(4)	Calculated in accordance with Rule 457(c) under Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s ordinary shares on Nasdaq on November 21, 2023.
(5)

Represents (i) 16,675,172 PubCo Class A Ordinary Shares held by the selling securityholders identified in the Registration Statement or their donees, pledgees, transferees or other successors-in-interest (collectively, the “Selling Securityholders”) and (ii) 18,196,824 PubCo Class A Ordinary Shares issuable to the Selling Securityholders upon the conversion of their PubCo Class B Ordinary Shares (as defined in the Registration Statement) or PubCo Preference Shares (as defined in the Registration Statement) or the exercise of their PubCo Class A Warrants (as defined in the Registration Statement) or PubCo Options (as defined in the Registration Statement).

(6)

Represents (i) 1,666,666 PubCo Public Warrants held by Enterprise Innovation Holdings Limited and (ii) PubCo Sponsor Warrants. In accordance with Rule 457(g), the entire registration fee for such warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

(7)	Represents 8,116,602 PubCo Class A Ordinary Shares issuance upon the exercise of (i) 1,666,666 PubCo Public Warrants held by Enterprise Innovation Holdings Limited and (ii) PubCo Sponsor Warrants.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	MoneyHero Limited	Form F-4	333-274454	9/11/2023		$23,538.84(8)	Equity	PubCo Class A Ordinary Shares issuable on exercise of PubCo Public Warrants	18,166,451	$213,601,130.858

Fee Offset Sources	MoneyHero Limited	Form F-4	333-274454		9/11/2023						$23,538.84

(8)

The Company previously registered 18,166,451 Ordinary Shares issuable on the exercise of the PubCo Public Warrants under a registration statement on Form F 4 (File No. 333-274454) (the “Prior Registration Statement”). None of these warrants have been exercised and, consequently, none of the underly-ng shares have been issued or sold under the Prior Registration Statement. The Company has completed the offering contemplated under the Prior Registration Statement.